1 Bird Acquires Spin, Now North America’s Largest Micromobility Operator By Market Share Synergies upwards of $20 million and key profitable markets including Washington D.C., Baltimore, MD and Salt Lake City UT. Combined, Bird will serve approximately 350 markets globally with over 200,000 vehicles MIAMI – September 19, 2023 – Bird Global, Inc. (NYSE:BRDS), (“Bird” or the “Company”) a leader in environmentally friendly electric transportation, today announced it has acquired shared electric bike and scooter operator Skinny Labs, Inc, (doing business as Spin) from Berlin-based TIER Mobility. The transaction makes Bird the largest micromobility operator in North America by market share1 and is expected to be immediately accretive to earnings. Spin is now a wholly-owned subsidiary of Bird Rides, Inc. The purchase price was $19 million, including $10 million in upfront cash, $6 million in a vendor take back and $3 million as a hold back. This transaction was supported by MidCap Financial Investment and MidCap Financial Trust, managed or advised by Apollo Capital Management, LP. For the 12 months ended June 30, 2023, Spin delivered approximately $45 million in net revenue, bringing the combined net revenue for Bird and Spin to approximately $265 million for that period. The transaction is expected to have upwards of $20 million in synergies and be immediately accretive to earnings for Bird, due in part to recent operational restructuring. Spin, which is headquartered in San Francisco, has a strong presence in North America including operations in over 50 cities and university campuses with minimal overlap with Bird’s existing footprint. The acquisition increases Bird’s geographical footprint, solidifying its position as the leading micromobility operator in North America by market share and by number of markets serviced. The company plans to leverage this leadership position to further expand its operations in multiple profitable key cities such as Baltimore, Salt Lake City, and Washington D.C, one of the top micromobility markets for cash flow in North America, as well as major university campuses such as Penn State University and the University of Michigan. Combined with Spin, Bird now operates in 87% of the 50 most populous cities in the United States and Canada2 that have a shared micromobility program. "Spin is a great financial and strategic acquisition for Bird and we expect this acquisition will enable us to achieve long term sustainable profitability. In addition to our overall market leadership in North America, the company now holds a leading market share position in key markets, more new vehicles, cutting-edge technology and a significantly stronger financial position,” said Michael Washinushi, Bird Interim CEO. “Bird and Spin have many strategic synergies, which we believe will have an immediate impact in the third quarter. We are thrilled to

2 welcome the Spin team to the Bird family and excited to continue to execute on our shared vision of a more liveable, sustainable future. Due to the success we are having in improving Bird’s financial performance we are able to make acquisitions like Spin today” Spin brings Bird a fleet of over 60,000 vehicles, a significant portion of which are new, state-of- the-art vehicles. Along with Bird, Spin has been an industry pioneer at deploying sidewalk detection technology at scale, and Spin’s fleet of swappable-battery vehicles are complementary to Bird’s. Spin has earned its position as a trusted resource for riders and cities alike and will continue to operate the brand independently in many cities. “We are excited to join forces with Bird, an innovative brand and a pioneer in micromobility. Together Bird and Spin create a powerful player in the North America market -- one that is focused on responsible partnership, bringing reliable alternative transportation options to the communities we serve, and creating a more sustainable future,” said Philip Reinckens, CEO of Spin. For more information on Bird, visit www.bird.co and for more information on Spin, visit www.spin.app. About Bird Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Bird’s cleaner, affordable, and on-demand mobility solutions are available in 350 cities, primarily across Canada, the United States, Europe, the Middle East, and Australia. We take a collaborative, community-first approach to micromobility. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there. 1 Based on data compiled by Earnest Analytics as of June 30, 2023. 2 Based in U.S. Census Bureau data as of 2022 and Statistics Canada data as of 2022. Forward-looking Statements Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Bird’s future financial or operating performance. For example, projections of future revenue, and other metrics, business strategy and plans, and anticipated impacts from the acquisition of Skinny Labs, Inc. (d/b/a Spin) (the “Spin Acquisition”), are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Bird and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to the expansion plans and opportunities relating to the Spin Acquisition and the costs related to the

3 Spin Acquisition. Other factors may also cause Bird’s actual results to differ materially from those expressed or implied in the forward-looking statements and such factors are discussed in Bird’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports filed by Bird with the SEC. Copies of Bird’s filings with the SEC may be obtained at the “SEC Filings” section of Bird’s website at www.bird.co or on the SEC’s website at www.sec.gov. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The forward-looking statements included in this press release are made as of the date hereof. Bird is not under any obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise, except as otherwise may be required by the federal securities laws. Contacts Media Contact Press@bird.co Investor Contact Investor@bird.co Source: Bird Global, Inc.